Exhibit 10.1

SEVENTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENTS

This Seventh Amendment to Exclusive License Agreement (this “Amendment”) is entered into effective November 1, 2023 (the “Amendment Date”), by and between Elkurt, Inc., a Rhode Island corporation with an address at 297 President Ave, Providence RI 02906 (“Elkurt”) and Ocean Biomedical Inc., a Delaware corporation with an address at 19W060 Avenue LaTours, Oak Brook, IL 60523 (“Licensee”).

R E C I T A L S

A.	Elkurt and Licensee entered into four license contracts as follows:

1. Exclusive License Agreement, subtitled, “BROWN ID 2465, 2576, 2587 (FRG) Antibody” effective as of July 31, 2020, as amended by the First Amendment to Exclusive License Agreement effective as of March 21, 2021, and the Second Amendment to Exclusive License Agreement effective as of August 31, 2021, and the Third Amendment to Exclusive License Agreement effective as of March 25, 2022, and the Fourth Amendment to Exclusive License Agreement, effective as of July 1, 2022, the Fifth Amendment to Exclusive License Agreement, effective as of July 2, 2022, and the Sixth Amendment to Exclusive License Agreement, effective as of August 25, 2022 (as so amended, “License 1”);

2. Exclusive License Agreement, subtitled, “BROWN ID 3039 - Bi Specific Antibody Anti-CTLA4” effective as of July 31, 2020, as amended by the First Amendment to Exclusive License Agreement effective as of March 21, 2021, and the Second Amendment to Exclusive License Agreement effective as of August 31, 2021, and the Third Amendment to Exclusive License Agreement effective as of March 25, 2022, and the Fourth Amendment to Exclusive License Agreement, effective as of July 1, 2022, the Fifth Amendment to Exclusive License Agreement, effective as of July 2, 2022, and the Sixth Amendment to Exclusive License Agreement, effective as of August 25, 2022 (as so amended, “License 2”);

3. Exclusive License Agreement, subtitled, “BROWN ID 2502 - (Chit1) Small Molecule Antifibrotic” effective as of July 31, 2020, as amended by the First Amendment to Exclusive License Agreement effective as of March 21, 2021, and the Second Amendment to Exclusive License Agreement effective as of August 31, 2021, and the Third Amendment to Exclusive License Agreement effective as of March 25, 2022, and the Fourth Amendment to Exclusive License Agreement, effective as of July 1, 2022, the Fifth Amendment to Exclusive License Agreement, effective as of July 2, 2022, and the Sixth Amendment to Exclusive License Agreement, effective as of August 25, 2022 (as so amended, the “License 3”); and

4. Exclusive License Agreement, subtitled, “BROWN ID 2613 Bispecific (FRG)xAnti-PD-1 (FRGxPD-1)” effective as of July 31, 2020, as amended by the First Amendment to Exclusive License Agreement effective as of March 21, 2021, and the Second Amendment to Exclusive License Agreement effective as of August 31, 2021, and the Third Amendment to Exclusive License Agreement effective as of March 25, 2022, and the Fourth Amendment to Exclusive License Agreement, effective as of July 1, 2022, the Fifth Amendment to Exclusive License Agreement, effective as of July 2, 2022, and the Sixth Amendment to Exclusive License Agreement, effective as of August 25, 2022 (as so amended, the “License 4”).

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B.	License 1, License 2, License 3, and License 4 are each referred to herein as an “Elkurt License” and collectively as the “Four Elkurt Licenses.”

NOW, THEREFORE, Elkurt and Licensee, in consideration of the foregoing premises and the mutual promises herein, intending to be legally bound, hereby agree as follows:

1 That as to Exhibit B, the Development and Commercialization Plan of each Elkurt License, the dates shown thereon in each of the Four Elkurt Licenses are hereby extended such that, as amended by this Amendment, the dates in Exhibit B of each Elkurt License are hereby as set forth in Attachment 1 of this Amendment.

2 Brown has provided to Elkurt and Elkurt has provided to Licensee the invoices listed in Attachment 2 of this Amendment totaling $ 34,639.88 (the “Invoiced Patent Expenses”). Licensee agrees to pay these Invoiced Patent Expenses as follows:

2.1	On or before November 3rd, 2023, Licensee shall pay directly to Brown the amount of $10,000.

2.2	On or before November 15, Licensee shall pay directly to Brown the remainder, $24,639.88, of said amount shown on Attachment 2, plus all interest accrued thereon in accordance with Section 5.3 of each Elkurt License as calculated from each original invoice due date (such interest amount due to Brown to be provided by Brown).

3 Section 4.1.2 of each Elkurt License is hereby amended by deleting the date “November 1, 2023” and inserting in place thereof the date, “May 1, 2024.”

4 Section 10.2.2.4 of each Elkurt License is hereby amended by deleting the date “November 1, 2023” and inserting in place thereof the date, “May 1, 2024.”

5 Within 30 days of Licensee raising at least ten million dollars ($10,000,000) in equity financing as set forth in Section 10.2.2.4, Licensee shall pay directly to Brown the amount of $50,000, which amount will be applied toward the License Maintenance Fee stated in Section 4.2 of each Elkurt License, equally across each of the Four Elkurt Licenses; provided, however, that the foregoing does not limit or otherwise modify Licensee’s obligation to pay the License Maintenance Fee Payments in full in accordance with the terms of the Elkurt Licenses.

6 Licensee will provide Elkurt and Brown with documentary materials to evidence the amount of equity financing raised to date by Licensee towards the obligation that Licensee raise $10,000,000 in equity financing.

7 As amended by this Amendment, all provisions of each Elkurt License remain in full force and effect and are hereby ratified and confirmed. All references to each Elkurt License, wherever, whenever or however made or contained, are and shall be deemed to be references to such Elkurt License as amended by this Amendment. Section 12.6 of an Elkurt License (regarding Governing Law and Jurisdiction) is incorporated herein by reference and made a part hereof and shall govern this Amendment in all respects. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument. The signatories may execute this Amendment by electronic means and signatures, copies of which shall each be deemed to be originals. This Amendment constitutes the entire understanding between the parties hereto with respect to the matters contained herein and this Amendment shall not be modified except in writing executed by all parties hereto.

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IN WITNESS WHEREOF, the parties hereto execute this Amendment:

Ocean Biomedical, Inc.		Elkurt, Inc.

By:	/s/ Chirinjeev Kathuria	By:	/s/ Jonathan Kurtis
Name:	Chirinjeev Kathuria	Name:	Jonathan Kurtis
Title:	Executive Chairman.	Title:	President

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